Enviva Receives Continued Listing Standard Notice from the NYSE

BETHESDA, Md., January 29, 2024 — Enviva Inc. (NYSE: EVA) (“Enviva” or the “Company”) today announced that on January 23, 2024 it received notification (the “Notice”) from the New York Stock Exchange (the “NYSE”) that the Company is no longer in compliance with NYSE continued listing criteria that requires listed companies to maintain an average closing share price of at least $1.00 over a consecutive 30-trading-day period.

The Company can regain compliance at any time within the six-month cure period following receipt of the Notice if, on the last trading day of any calendar month during such cure period, the Company has both (i) a closing share price of at least $1.00 and (ii) an average closing share price of at least $1.00 over the 30-trading-day period ending on the last trading day of the applicable calendar month.

The Notice has no immediate impact on the listing of the Company’s shares of common stock (the “Common Stock”), which will continue to be listed and traded on the NYSE during the cure period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Common Stock will continue to trade under the symbol “EVA,” but will have an added designation of “.BC” to indicate that the Company currently is not in compliance with the NYSE’s continued listing requirements. If the Company is unable to regain compliance during the cure period, the NYSE may initiate procedures to suspend and delist the Common Stock.

The Notice does not affect the Company’s ongoing business operations nor its reporting requirements with the Securities and Exchange Commission (the “SEC”).

About Enviva

Enviva Inc. (NYSE: EVA) is the world’s largest producer of industrial wood pellets, a renewable and sustainable energy source produced by aggregating a natural resource, wood fiber, and processing it into a transportable form, wood pellets. Enviva owns and operates ten plants with an expected annual production of approximately 5.0 million metric tons in Virginia, North Carolina, South Carolina, Georgia, Florida, and Mississippi, and is constructing its 11th plant in Epes, Alabama. Additionally, Enviva is planning construction of its 12th plant, near Bond, Mississippi. Enviva sells most of its wood pellets through long-term, take-or-pay off-take contracts with customers located primarily in the United Kingdom, the European Union, and Japan, helping to accelerate the energy transition and to defossilize hard-to-abate sectors like steel, cement, lime, chemicals, and aviation. Enviva exports its wood pellets to global markets through its deep-water marine terminals at the Port of Chesapeake, Virginia, the Port of Wilmington, North Carolina, and the Port of Pascagoula, Mississippi, and from third-party deep-water marine terminals in Savannah, Georgia, Mobile, Alabama, and Panama City, Florida.

To learn more about Enviva, please visit our website at www.envivabiomass.com. Follow Enviva on social media @Enviva.

Cautionary Note Concerning Forward Looking Statements
The information included herein and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included herein are forward-looking statements. When used herein, including any oral statements made in connection herewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms, and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Enviva disclaims any duty to revise or update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date hereof. Enviva cautions you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Enviva. These risks include, but are not limited to factors, as described in Enviva’s filings with the SEC, including the detailed factors discussed under the heading “Risk Factors” in Enviva’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as supplemented in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30, and September 30, 2023.
Should one or more of the risks or uncertainties described herein and in any oral statements made in connection therewith occur, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact Enviva’s expectations and projections can be found in Enviva’s periodic filings with the SEC. Enviva’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

Contact:
Kate Walsh
Senior Vice President, Investor Relations & Corporate Communications
Investor.Relations@envivabiomass.com
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